                                                                     EXHIBIT 3.i

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                MASCO CORPORATION

                                    * * * * *

         MASCO CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is MASCO CORPORATION. The date of filing its original Certificate of Incorporation with the Secretary of State was June 15, 1962.

         2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

         FIRST: The name of the corporation is

                               MASCO CORPORATION.

         SECOND: Its registered office in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock the Corporation shall have authority to issue is four hundred one million (401,000,000) shares.

         Four hundred million (400,000,000) of such shares shall consist of common shares, par value one dollar ($1.00) per share, and one million (1,000,000) of such shares shall consist of preferred shares, par value one dollar ($1.00) per share.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

                  A. Each share of common stock shall be equal in all respects to all other shares of such stock, and each share of outstanding common stock is entitled to one vote.

                  B. Each share of preferred stock shall have or not have voting rights as determined by the Board of Directors prior to issuance.

                  Dividends on all outstanding shares of preferred stock must be declared and paid, or set aside for payment, before any dividends can be declared and paid, or set aside for payment, on the shares of common stock with respect to the same dividend period.

                  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the preferred stock shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of the common stock, to an amount per share to be determined before issuance by the Board of Directors, together with a sum of money equivalent to the amount of any dividends declared thereon and remaining unpaid at the date of such liquidation, dissolution or winding up of the Corporation. After the making of such payments to the holders of the preferred stock, the remaining assets of the Corporation shall be distributed among the holders of the common stock alone, according to the number of shares held by each. If, upon such liquidation, dissolution or winding up, the assets of the Corporation distributable as aforesaid among the holders of the preferred stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the preferred stock.

                  The Board of Directors shall have authority to divide the shares of preferred stock into series and fix, from time to time, before issuance, the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include the determination of any or all of the following, and the shares of each series may vary from the shares of any other in the following respects: (a) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series; (b) the rate of dividend, cumulative or noncumulative, and the extent of further participation in dividend distribution, if any; (c) the prices at which issued (at not less than par) and the terms and conditions upon which the shares may be redeemable by the Corporation; (d) sinking fund provisions for the redemption or purchase of shares; (e) the voting rights; and (f) the terms and conditions upon which the shares are convertible into other classes of stock of the Corporation, if such shares are to be convertible.

                  C. No holder of any class of stock issued by this Corporation shall be entitled to pre-emptive rights.

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         SEVENTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1988 Annual Meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding Annual Meeting of stockholders beginning in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall serve for the remaining term of his predecessor.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or any other class of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation with respect to such stock, such directors so elected shall not be divided into classes pursuant to this Article SEVENTH, and the number of such directors shall not be counted in determining the maximum



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

number of directors permitted under the foregoing provisions of this Article SEVENTH, in each case unless expressly provided by such terms.

         (b) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors. Any stockholder entitled to vote in the election of directors, however, may nominate one or more persons for election as director only if written notice of such stock- holder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an Annual Meeting of stockholders, 45 days in advance of the date on which the Corporation's proxy statement was released to stockholders in connection with the previous year's Annual Meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. Each such notice shall include: (A) the name and address of the stockholder who intends to make the nomination or nominations and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations is or are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (E) the written consent of each nominee to serve as a director of the Corporation if elected. The chairman of any meeting of stockholders may refuse to acknowledge the nomination of any person if not made in compliance with the foregoing procedure.

         (c) Notwithstanding any other provision of this Certificate of Incorporation or the by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws), and in addition to any affirmative vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Corporation entitled to vote, voting together as a single class, shall be required to amend, adopt in this Certificate of Incorporation or in the by-laws any provision inconsistent with, or repeal this Article SEVENTH.

         EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by any such holders. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or a majority of the Board of Directors, subject to the rights of holders of any one or more classes or series of preferred stock or any other class of stock issued by the Corporation which shall have the right, voting separately by class or series, to elect directors. Notwithstanding any other provision of this Certificate of



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

Incorporation or the by-laws (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws), and in addition to any affirmative vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Corporation entitled to vote, voting together as a single class, shall be required to amend, adopt in this Certificate of Incorporation or in the by-laws any provision inconsistent with, or repeal this Article EIGHTH.

         NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter or repeal the by-laws of the Corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

         TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement



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

and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         ELEVENTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of Directors need not be by ballot unless the by-laws of the Corporation shall so provide.

         TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THIRTEENTH: 1. The affirmative vote of the holders of 95% of all shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article THIRTEENTH as one class, shall be required for the adoption or authorization of a business combination (as hereinafter defined) with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other entity is the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Article THIRTEENTH as one class; provided that such 95% voting requirement shall not be applicable if:

         (a) The cash, or fair market value of other consideration, to be received per share by common stockholders of the Corporation in such business combination bears the same or a greater percentage relationship to the market price of the Corporation's common stock immediately prior to the announcement of such business combination as the highest per share price (including brokerage commissions and soliciting dealers' fees) which such other entity has theretofore paid for any of the shares of the Corporation's common stock already owned by it bears to the market price of the common stock of the Corporation immediately prior to the commencement of acquisition of the Corporation's common stock by such other entity;

         (b) The cash, or fair market value of other consideration, to be received per share by common stockholders of the Corporation in such business combination (i) is not less than the highest per share price (including brokerage commissions and soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of the Corporation's common stock, and (ii) is not less than the earnings per share of common stock of the Corporation for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the then price/earnings multiple (if any) of such other entity as customarily computed and reported in the financial community;



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

         (c) After such other entity has acquired a 30% interest and prior to the consummation of such business combination: (i) such other entity shall have taken steps to ensure that the Corporation's Board of Directors included at all times representation by continuing director(s) (as hereinafter defined) proportionate to the stockholdings of the Corporation's public common stockholders not affiliated with such other entity (with a continuing director to occupy any resulting fractional board position); (ii) there shall have been no reduction in the rate of dividends payable on the Corporation's common stock except as necessary to insure that a quarterly dividend payment does not exceed 5% of the net income of the Corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by a unanimous vote of the directors; (iii) such other entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 30% interest or as a result of a pro rata stock dividend or stock split); and (iv) such other entity shall not have acquired any additional shares of the Corporation's outstanding common stock or securities convertible into common stock except as a part of the transaction which results in such other entity acquiring its 30% interest;

         (d) Such other entity shall not have (i) received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits of or provided by the Corporation, or (ii) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the directors, in either case prior to the consummation of such business combination; and

         (e) A proxy statement responsive to the requirements of the United States securities laws shall be mailed to all common stock- holders of the Corporation for the purpose of soliciting stock- holder approval of such business combination and shall contain on its first page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion).

         The provisions of this Article THIRTEENTH shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Article THIRTEENTH as one class, notwithstanding the fact that such other entity has reduced its shareholdings below 30% if, as of the record date for the determination of stockholders entitled to notice of and to vote on to the business combination, such other entity is an "affiliate" of the Corporation (as hereinafter defined).

         2. As used in this Article THIRTEENTH, (a) the term "other entity" shall include any corporation, person or other entity and any other entity with which it or its "affiliate" or



                                      -7-
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"associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 31, 1981, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Corporation's stock within the meaning of the Securities Act of 1933; (b) an other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation which the other entity (as defined above) has the right to acquire pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise; (c) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clause (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (d) the term "business combination" shall include any merger or consolidation of the Corporation with or into any other entity, or the sale or lease of all or any substantial part of the assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets (except assets having an aggregate fair market value of less than $5,000,000) of any other entity; (e) the term "continuing director" shall mean a person who was a member of the Board of Directors of the Corporation elected by stockholders prior to the time that such other entity acquired in excess of 10% of the stock of the Corporation entitled to vote in the election of directors, or a person recommended to succeed a continuing director by a majority of continuing directors; and (f) for the purposes of subparagraphs l(a) and (b) of this Article THIRTEENTH the term "other consideration to be received" shall mean, in addition to other consideration received, if any, capital stock of the Corporation retained by its existing public stockholders in the event of a business combination with such other entity in which the Corporation is the surviving corporation.

         3. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article THIRTEENTH on the basis of information known to them whether (a) such other entity beneficially owns 30% or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; (b) an other entity is an "affiliate" or "associate" (as defined above) of another; (c) an other entity has an agreement, arrangement or understanding with another; or (d) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.

         4. No amendment to the Certificate of Incorporation of the Corporation shall amend or repeal any of the provisions of this Article THIRTEENTH, unless the amendment effecting such amendment or repeal shall receive the affirmative vote of the holders of 95% of all shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article THIRTEENTH as one class; provided that this paragraph 4 shall not apply to, and such 95% vote shall not be required for, any amendment or repeal unanimously recommended to the stockholders by the Board of Directors of the Corporation if all of such directors are persons who would be eligible to serve as "continuing directors" within the meaning of paragraph 2 of this Article THIRTEENTH.



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

         5. Nothing contained in this Article THIRTEENTH shall be construed to relieve any other entity from any fiduciary obligation imposed by law.

         FOURTEENTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further limitation or elimination of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article FOURTEENTH shall not increase the liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         FIFTEENTH: 1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer, or employee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation shall indemnify a director, officer or employee in connection with an action, suit or proceeding (other than an action, suit or proceeding to enforce indemnification rights provided for herein or elsewhere) initiated by such director, officer or employee only if such action, suit or proceeding was authorized by the Board of Directors. The right to indemnification conferred in this Paragraph 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses under this Article FIFTEENTH or otherwise.

         2. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide indemnification and the advancement of expenses, to any agent of the Corporation and to any person (other than directors, officers and employees of the Corporation, who shall be entitled to indemnification under Paragraph 1 above) who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by applicable law, as the same exists or may hereafter be amended.

         3. The rights to indemnification and to the advancement of expenses conferred in this Article FIFTEENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or by-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

         4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of Delaware.

               IN WITNESS WHEREOF, said MASCO CORPORATION has caused its corporate seal to be affixed and this Certificate to be signed by Richard A. Manoogian, its Chairman of the Board, and attested by Gerald Bright, its Secretary, this 25th day of May, 1988.

                                         MASCO CORPORATION



                                         BY /s/ Richard A. Manoogian
                                            ------------------------
                                          Richard A. Manoogian
                                          Chairman of the Board

ATTEST:


/s/ Gerald Bright
-----------------
Gerald Bright
Secretary

STATE OF MICHIGAN )
                  )
COUNTY OF WAYNE   )


         I,            , a notary public, do hereby certify that on this 25th
day of May, 1988, personally appeared before me Richard A. Manoogian, who, being by me first duly sworn, declared that he is the Chairman of the Board of Masco Corporation, that he signed the foregoing document as the act and deed of said corporation, and that the statements therein contained are true.



                                          /s/ Terry Lynn Przybylo
                                          -----------------------
                                          Notary Public
                                          Wayne County, Michigan

My commission expires:

                              CERTIFICATE OF MERGER
                                       OF
                                WASTE KING, INC.
                                      INTO
                                MASCO CORPORATION

         Masco Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), certifies that:

         FIRST: The name and state of incorporation of each of the constituent corporations is as follows:

                                                                     State of
          Name                                                     Incorporation
          ----                                                     -------------
Masco Corporation ("Masco")                                          Delaware
Waste King, Inc.  ("Waste King")                                     Delaware

         SECOND: An Agreement of Merger between Masco and Waste King with respect to the merger of Waste King into Masco (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the GCL.

         THIRD: That the name of the surviving corporation of the Merger is Masco Corporation, a Delaware corporation.

         FOURTH: That the Restated Certificate of Incorporation of Masco, which is the surviving corporation, shall continue in full force and effect as the Restated Certificate of Incorporation of the surviving corporation.

         FIFTH: The executed Agreement is on file at the principal place of business of the surviving corporation, 21001 Van Born Road, Taylor, Michigan 48180.

         SIXTH: A copy of the Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporations.

         SEVENTH: This Certificate of Merger shall be effective as of January 1, 1993.

                                             MASCO CORPORATION

                                         By /s/ Richard G. Mosteller
                                            ------------------------
                                          Richard G. Mosteller
                                          Senior Vice President - Finance
ATTEST:

By /s/ Gerald Bright
--------------------
  Gerald Bright
  Secretary

                           CERTIFICATE OF DESIGNATION
                                       OF
                        SERIES A PARTICIPATING CUMULATIVE
                                 PREFERRED STOCK

                                       OF

                                MASCO CORPORATION

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                                State of Delaware


                  We, Richard G. Mosteller, Senior Vice President - Finance, and Eugene A. Gargaro, Jr., Vice President and Secretary, of Masco Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware ("Delaware Law"), in accordance with the provisions thereof, DO HEREBY CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on December 6, 1995, adopted the following resolution creating a series of Preferred Stock in the amount and having the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows:

                  Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 175,106. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

                  Section 2.  Dividends and Distributions.

                  (A) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on February 15, May 15, August 15 and November 15 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends or other distributions and 1,000 times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the

Corporation shall at any time after December 6, 1995 (the "Rights Declaration Date") pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (i) and (ii) of the first sentence of paragraph (A)); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of stockholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

                  (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

            (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

             (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
(C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph
(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                  (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph
(C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (D) The Certificate of Incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

                  (E) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

                  Section 4.  Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under Delaware Law.

                  Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The Series A Preferred Stock shall not be redeemable.

                  Section 9. Rank. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.

                  Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                  IN WITNESS WHEREOF, we have executed and subscribed this Certificate this 12th day of December, 1995.


                                                 /s/ Richard G. Mosteller
                                                 -------------------------------
                                                 Richard G. Mosteller
                                                 Senior Vice President - Finance
                                                 Masco Corporation
Attest:

/s/ Eugene A. Gargaro, Jr.
--------------------------
Eugene A. Gargaro, Jr.
Vice President and Secretary
Masco Corporation

                              CERTIFICATE OF MERGER
                                       OF
                                  LA GARD, INC.
                                      INTO
                                MASCO CORPORATION

         Masco Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), certifies that:

         FIRST: The name and state of in corporation of each of the constituent corporation are as follows:

                                                                 State of
                      Name                                    Incorporation
                      ----                                    -------------
La Gard, Inc. ("La Gard")                                      California
Masco Corporation ("Masco")                                    Delaware

         SECOND: An Agreement and Plan of Reorganization dated February 21, 1997 (the "Agreement"), among Masco, La Gard and the Shareholders of La Gard, with respect to, among other things, the merger of La Gard into Masco (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the GCL.

         THIRD: That the name of the surviving corporation of the Merger is Masco Corporation, a Delaware corporation.

         FOURTH: That the Restated Certificate of Incorporation of Masco Corporation, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: The executed Agreement is on file at the principal place of business of the surviving corporation 21001 Van Born Road, Taylor, Michigan 48180.

         SIXTH: A copy of the Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of Masco and La Gard.

         SEVENTH: The authorized capital stock of LaGard, Inc., the foreign corporation which is a party to the merger is 1,000,000 shares of Common Stock, no par value, of which 134,000 shares are issued, outstanding and owned by the Stockholders.

         EIGHTH: The Merger has been approved by the Shareholders of LaGard, Inc.

         This Certificate of Merger shall be effective as of filing with the Secretary of State of Delaware.

                                                     MASCO CORPORATION

                                                     By /s/ Richard G. Mosteller
                                                        ------------------------
                                                        Richard G. Mosteller
                                                        Vice President

ATTEST:

By  /s/ Eugene A. Gargaro, Jr.
    --------------------------------
    Eugene A. Gargaro, Jr.
    Secretary

                              CERTIFICATE OF MERGER
                                       OF
                            TEXWOOD INDUSTRIES, INC.
                                      INTO
                                MASCO CORPORATION

         Masco Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), certifies that:

         FIRST: The name and state of incorporation of each of the constituent corporations are as follows:

                                                              State of
                      Name                                    Incorporation
                      ----                                    -------------
                      Texwood Industries, Inc.                Texas
                      Masco Corporation                       Delaware

         SECOND: An Agreement and Plan of Reorganization dated July 24, 1997 (the "Agreement") among Masco Corporation, Texwood Industries, Inc. and the shareholders of Texwood Industries, Inc., with respect to, among other things, the merger of Texwood Industries, Inc. into Masco Corporation (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the GCL.

         THIRD: That the name of the surviving corporation of the Merger is Masco Corporation, a Delaware corporation.

         FOURTH: That the Restated Certificate of Incorporation of Masco Corporation, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: The executed Agreement is on file at the principal place of business of the surviving corporation, the address of which is 21001 Van Born Road, Taylor, Michigan 48180.

         SIXTH: A copy of the Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

         SEVENTH: The authorized capital stock of Texwood Industries, Inc., the foreign corporation which is a party to the Merger, is 100,000 share of common stock, $1 par value.

         EIGHTH: The Merger shall become effective upon filing the Certificate of Merger with the Secretary of State of Delaware and the Articles of Merger with the Secretary of State of Texas.

         IN WITNESS WHEREOF, Masco Corporation has caused this Certificate of Merger to be signed by a Vice President and attested by its Secretary this 25th day of July, 1997.

                                                     MASCO CORPORATION

                                                     By  /s/ John R. Leekley
                                                         ----------------------
                                                         John R. Leekley
                                                         Senior Vice President

ATTEST:

By  /s/ Eugene A. Gargaro, Jr.
    --------------------------
    Eugene A. Gargaro, Jr.
    Secretary

                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                              OF MASCO CORPORATION


         MASCO CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

         FIRST: That the Board of Directors of the Company, by consent resolution dated April 20, 1998, adopted a resolution declaring advisable and proposing for stockholder approval an amendment to the Company's Certificate of Incorporation as follows:

         The first two paragraphs of ARTICLE FOURTH shall be amended to read as follows:

                  "FOURTH: The total number of shares of stock the Corporation shall have authority to issue is nine hundred one million (901,000,000) shares.

                  Nine hundred million (900,000,000) of such shares shall consist of common shares, par value one dollar ($1.00) per share, and one million (1,000,000) of such shares shall consist of preferred shares, par value one dollar ($1.00) per share."

         SECOND: That the amendment to ARTICLE FOURTH of the Company's Certificate of Incorporation was approved by a majority of the issued and outstanding shares of common stock entitled to vote thereon in accordance with
Section 242 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, MASCO CORPORATION has caused its seal to be affixed and the Certificate to be signed by Richard A. Manoogian, its Chairman of the Board, and attested by Eugene A. Gargaro, Jr., its Secretary, this 20th day of May, 1998.

                                MASCO CORPORATION

                                By:  /s/ Richard A. Manoogian
                                     -------------------------------------------
                                     Richard A. Manoogian, Chairman of the Board
[Corporate Seal]

Attest:

By:  /s/ Eugene A. Gargaro, Jr.
     -----------------------------------
     Eugene A. Gargaro, Jr., Secretary

STATE OF MICHIGAN  )
                   )  ss.
COUNTY OF WAYNE    )

         I, Maxine E. Crandall, a Notary Public do hereby certify that on this 20th day of May, 1998, personally appeared before me Richard A. Manoogian, who being by me first duly sworn, declared that he is the Chairman of the Board of Masco Corporation, that he signed the foregoing document as the act and deed of said corporation, and that the statements herein contained are true.

My commission expires:  10-19-2000                       /s/ Maxine E. Crandall
                        ----------                       -----------------------

                              CERTIFICATE OF MERGER
                                       OF
                               BSI HOLDINGS, INC.
                                      INTO
                                MASCO CORPORATION
                                    ********

         The undersigned corporation

         DOES HEREBY CERTIFY:

         FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

         NAME                                                 STATE OF INCORPORATION
         BSI Holdings, Inc.                                          Delaware
         Masco Corporation                                           Delaware

         SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Masco Corporation.

         FOURTH: That the Certificate of Incorporation of Masco Corporation, as in effect immediately prior to the Merger, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

         FIFTH: That an executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 21001 Van Born Road, Taylor, Michigan 48180.

         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by Masco Corporation, on request and without cost, to any stockholder or member of any constituent corporation.

         SEVENTH: That this Certificate of Merger shall be effective upon filing.

         IN WITNESS WHEREOF, Masco Corporation has caused this certificate to be signed as of this 4th day of January, 2001.

                                            MASCO CORPORATION


                                            By:  /s/ Eugene A. Gargaro, Jr.
                                                 ------------------------------
                                            Name:  Eugene A. Gargaro, Jr.
                                            Office:  Secretary

                         CERTIFICATE OF AMENDMENT TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                              OF MASCO CORPORATION


         MASCO CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

         FIRST: That the Board of Directors of the Company, by consent resolution dated April 18, 2001, adopted a resolution declaring advisable and proposing for stockholder approval an amendment to the Company's Restated Certificate of Incorporation as follows:

         The first two sentences of ARTICLE FOURTH shall be amended to read as follows:

                  "FOURTH: The total number of shares of stock the Corporation shall have authority to issue is one billion four hundred one million (1,401,000,000).

                  One billion four hundred million (1,400,000,000) of such shares shall consist of common shares, par value one dollar ($1.00) per share, and one million (1,000,000) of such shares shall consist of preferred shares, par value one dollar ($1.00) per share."

         SECOND: That the amendment to ARTICLE FOURTH of the Company's Certificate of Incorporation was approved by a majority of the issued and outstanding shares of common stock entitled to vote thereon in accordance with
Section 242 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, MASCO CORPORATION has caused this Certificate of Amendment to be signed by Richard G. Mosteller, its Senior Vice President - Finance and by Eugene A. Gargaro, Jr., its Secretary, this 31st day of May, 2001.

                                      MASCO CORPORATION


                                      By: /s/ Richard G. Mosteller
                                          --------------------------------------
                                          Richard G. Mosteller
                                          Senior Vice President - Finance


                                      By: /s/ Eugene A. Gargaro, Jr.
                                          --------------------------------------
                                          Eugene A. Gargaro, Jr.
                                          Secretary

                           CERTIFICATE OF DESIGNATION
                                       OF
                     SERIES B PARTICIPATING PREFERRED STOCK

                                       OF

                                MASCO CORPORATION

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                                State of Delaware

                  We, Raymond F. Kennedy, President and John L. Leekley, Senior Vice President, General Counsel and Assistant Secretary of Masco Corporation (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware ("DELAWARE LAW"), in accordance with the provisions hereof, DO HEREBY CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on June 6, 2001, adopted the following resolution creating a series of Preferred Stock in the amount and having the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows and as set forth in Section 7.13 of the Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT") dated as of June 12, 2001, as amended from time to time, by and among the Corporation, Manufacturing Acquisition Corp., a Washington corporation, Tempering Acquisition Corp, a Washington corporation, Milgard Manufacturing Incorporated, a Washington corporation, Milgard Tempering Incorporated, a Washington corporation and, for the purposes set forth in the Reorganization Agreement, the Principal Shareholders parties thereto, the provisions of which are incorporated by reference into this Certificate of
Designation:

                  Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series B Participating Preferred Stock" (the "SERIES B PREFERRED STOCK"), and the number of shares constituting such series shall be 16,666.666. Such number of shares of the Series B Preferred Stock may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of the Series B Preferred Stock to a number less than the number of shares then outstanding.

                  Section 2. Dividends and Distributions. Except as provided in
Section 5 below, the holders of shares of Series B Preferred Stock shall be entitled to receive out of funds legally available for the purpose, immediately prior to the time paid to the holders of Common Stock, dividends (whether payable in cash, securities or assets, but excluding (x) any dividend payable in shares of Common

Stock, par value $1.00 per share, of the Corporation ("COMMON STOCK") and (y) any subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) in which event the number of shares of Common Stock into which each share of Series B Preferred Stock shall be adjusted pursuant to Section 7(A)-(C) of this Certificate of Designation) in an aggregate amount per share equal to the product of (i) the aggregate amount to be declared and distributed (immediately after the distribution of dividends to holders of shares of Series B Preferred Stock in accordance with this Section 2) per share to holders of Common Stock, and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock would then be convertible for purposes of transfer as determined under Section 6(E) of this Certificate of Designation. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be the same as the record date for the Common Stock and shall not be more than 60 days prior to the date fixed for the payment thereof. Notwithstanding the foregoing, the holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends in connection with the dividends declared on June 29, 2001 and payable on August 13, 2001 to holders of record of Common Stock as of July 13, 2001.

                  Section 3. Voting Rights. Except as required by law, the holders of shares of Series B Preferred Stock shall have the following voting rights and shall have no other voting rights:

                  (A) Each share of Series B Preferred Stock shall entitle the holder thereof to a number votes on all matters submitted to a vote of stockholders of the Corporation equal to the number of votes of the shares of Common Stock into which such share of Series B Preferred Stock would then be convertible for purposes of transfer as determined under Section 6(E) of this Certificate of Designation.

                  (B) Except as otherwise provided herein or required by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Without the written consent of holders of a majority of the outstanding shares of Series B Preferred Stock or the vote of holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of the holders of the Series B Preferred Stock called for such purpose, the Corporation shall not have the right to amend, alter or repeal any provision of this Certificate of Designation so as to materially adversely affect the preferences, rights or powers of the Series B Preferred Stock.

                  Section 4. Reacquired Shares. Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under Delaware Law.

                  Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock unless prior thereto, the holders of Series B Preferred Stock shall have received an aggregate amount per share equal to declared but unpaid dividends and distributions thereon plus an amount per share equal to the product of (i) the aggregate amount to be distributed per share to holders of Common Stock (taking into account the assumed conversion of the Series B Preferred Stock into Common Stock) and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock would then be convertible for purposes of transfer, as determined pursuant to Section 6(E) of this Certificate of Designation.

                  Section 6. Ownership; Transfer; Conversion.

                  (A) Holders of shares of Series B Preferred Stock may (i) sell or otherwise dispose of or transfer any or all of the shares of such Series B Preferred Stock held by them only to persons who at the time of transfer are Permitted Transferees (as defined herein), and to no other persons, or (ii) convert any or all of such shares into shares of Common Stock for the purpose of effecting the sale or disposition of such shares of Common Stock to any person as provided in subparagraph (C) below. No one other than those persons in whose names shares of Series B Preferred Stock become registered on the stock ledger of the Corporation upon original issuance by the Corporation ("INITIAL HOLDERS"), or transferees or successive transferees who at the time of transfer are Permitted Transferees, shall by virtue of the acquisition of a certificate for shares of Series B Preferred Stock have the status of an owner or holder of shares of Series B Preferred Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for such person's benefit the rights and powers of a holder of shares of Series B Preferred Stock. "PERMITTED TRANSFEREE" shall mean, any Initial Holder, any Initial Holder's spouse, siblings or lineal descendants, any estate of any of the foregoing but only to the extent that the beneficiaries thereof are another Initial Holder or an Initial Holder's spouse or siblings or lineal descendants of an Initial Holder, any trust for the exclusive benefit of an Initial Holder or an Initial Holder's spouse, siblings or lineal descendants (or any combination of the foregoing) and any "private foundation" within the meaning of Sections 509 and 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "CODE") with respect to which an Initial Holder is a "disqualified person" within the meaning of Section 4946(a)(1)(A) of the Code (provided, however, that "50%" shall be substituted for "2%" where the latter figure appears in the definition of "substantial contributor" set forth in Section 507(d)(2) of the Code) or Section 4946(a)(1)(B) of the Code (provided, however, that for purposes of defining "foundation manager," Section 4946(b)(2) of the Code shall be disregarded). For purposes of determining whether an Initial Holder is a "substantial contributor" pursuant to the preceding sentence, (x) contributions made by all of the Initial Holder's Permitted Transferees (other than private foundations) shall be taken into account and (y) an Initial Holder will be considered a "substantial contributor" only if during the five-year period ending with the year in question, such Initial Holder has contributed (taking into account the contributions attributed to such person under clause (x) above) more than 50% of the total contributions received by the foundation since the foundation's inception.

                  (B) Every certificate for shares of Series B Preferred Stock shall bear a legend reading as follows: "The shares of Series B Preferred Stock represented by this certificate may not be transferred to any person who is not a "Permitted Transferee" as defined in Section 6(A) of the Certificate of Designation of Series B Participating Preferred Stock of Masco Corporation as amended, and no person who does not qualify as a Permitted Transferee is entitled to own or to be registered as the record holder of such shares of Series B Preferred Stock, but the record holder may at any time convert such shares of Series B Preferred Stock into a number of shares of Common Stock as determined pursuant to Section 6(E) of the Certificate of Designation of Series B Participating Preferred Stock of Masco Corporation for the purpose of effecting the sale or other disposition of such shares of Common Stock to any person. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing. The shares of Series B Preferred Stock represented by this certificate are subject to certain other restrictions on transfer set forth in the Certificate of Designation of Series B Participating Preferred Stock of Masco Corporation, including certain provisions of the Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT") dated as of June 12, 2001, as amended from time to time, by and among Masco Corporation, Manufacturing Acquisition Corp., a Washington corporation, Tempering Acquisition Corp, a Washington corporation, Milgard Manufacturing Incorporated, a Washington corporation, Milgard Tempering Incorporated, a Washington corporation and, for the purposes set forth in the Reorganization Agreement, the Principal Shareholders parties thereto, that are incorporated by reference therein, a copy of which Reorganization Agreement may be obtained at the principal office of Masco Corporation."

                  (C) Upon the sale or disposition (including deemed sales and dispositions as provided in Section 7.13 of the Reorganization Agreement) of any shares of Series B Preferred Stock to any person who is not a Permitted Transferee, such shares of Series B Preferred Stock shall be automatically converted into a number of shares of Common Stock determined pursuant to Section 6(E)(1) of this Certificate of Designation. All certificates evidencing shares of Series B Preferred Stock that have been automatically converted in accordance with the provisions hereof shall, from and after the date of such conversion, be deemed to have been retired and canceled and the shares of Series B Preferred Stock represented thereby converted at the time of such sale or disposition into Common Stock in accordance with this Section 6 for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates. Upon request for transfer of any Series B Preferred Stock certificate and upon delivery to the Corporation of the certificates evidencing the shares of Series B Preferred Stock to be converted upon such transfer, the Corporation shall issue certificates for the shares of Common Stock into which such shares of Series B Preferred Stock are convertible as determined pursuant to Section 6(E) of this Certificate of Designation.

                  (D) The Corporation may elect, by written notice (the "CORPORATION CONVERSION NOTICE") delivered to each holder of record of shares of Series B Preferred Stock by first class mail, postage prepaid at such holder's address as the same appears on the stock register of the Corporation, to cause all of the shares of Series B Preferred Stock to be converted into a number of shares of Common Stock determined pursuant to Section 6(E) of this Certificate of Designation. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date the Corporation Conversion Notice shall have been mailed, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock determined pursuant to Section 6(E) of this Certificate of Designation represented thereby at such time on such date. All certificates evidencing shares of Series B Preferred Stock that have been converted in accordance with this Section 6(D) shall, from and after the date of such conversion, be deemed to have been retired and canceled and the shares of Series B Preferred Stock represented thereby converted into Common Stock in accordance with this Section 6(D) for all purposes, notwithstanding the failure of the holder or holders thereof to surrender certificates for such shares. Upon delivery to the Corporation of the certificates evidencing the shares of Series B Preferred Stock so converted by the Corporation, the Corporation shall issue certificates for the shares of Common Stock into which such shares of Series B Preferred Stock have been converted as determined pursuant to Section 6(E) of this Certificate of Designation.

                  (E) (1) Upon a conversion in accordance with subparagraph (C) or (D) above, each share of Series B Preferred Stock shall be converted into 1,000 shares of Common Stock (the "INITIAL CONVERSION RATE"). The Initial Conversion Rate shall be subject to adjustment as provided in Section 7(A)-(C) below.

         (2) If (x) the Corporation exercises its right to give a Corporation Conversion Notice (as provided in Section 6(D) of this Certificate of Designation) and (y) on the date of such Corporation Conversion Notice the Market Value Trigger has not been achieved, then, notwithstanding Section 6(E)(1) of this Certificate of Designation, each share of Series B Preferred Stock so converted shall be converted into a number of shares of Common Stock equal to the product obtained by multiplying (a) the Initial Conversion Rate (adjusted as provided pursuant to Section 7(A)-(C) of this Certificate of Designation) by (b) a fraction (which shall in no event be less than 1.00) of which the numerator is the Price Target (adjusted as provided pursuant to Section 7(D) of this Certificate Designation), and of which the denominator is the Adjustment Price on the date of such Corporation Conversion Notice (the "DELIVERABLE COMMON STOCK AMOUNT"). If the Corporation desires to give a Corporation Conversion Notice on a date when the Adjustment Price is equal to or greater than the Dollar Price, then the Corporation shall have the option either to (x) give a Corporation Conversion Notice on that date, in which event the Adjustment Price will be deemed to be the Dollar Price or (y) give notice (the "DOLLAR CONVERSION NOTICE") to the holders that it will give a Corporation Conversion Notice on a date no later than 60 days after the Dollar Conversion Notice. If the Corporation gives a Dollar Conversion Notice, then the Corporation will be required to give a Corporation Conversion Notice on a date selected by the Corporation in its sole discretion, which date must be on or after the 10th trading day and on or before the 60th day after the date of the Dollar Conversion Notice, it being understood that, for purposes of that Corporation Conversion Notice, the Adjustment Price shall be the greater of the average of the Daily Per Share Prices of the Common Stock for the 10 trading days ending on the trading day immediately preceding the date of the Corporation Conversion Notice and the Dollar Price; provided, however, that if a Market Value Trigger is achieved after the Corporation gives a Dollar Conversion Notice but before a Corporation Conversion Notice is given pursuant to this sentence, the Dollar Conversion should be null and void and such Corporation Conversion Notice shall not be required. Notwithstanding Section 6(D) of this Certificate of Designation, the Corporation shall not have the right without the prior consent of holders of at least a majority of the Series B Preferred Stock to give a Corporation Conversion Notice on any date on or prior to the first anniversary of the Effective Time if the applicable Adjustment Price on that date is less than the Minimum Price.

         Notwithstanding Section 6(D) of this Certificate of Designation, if the Corporation gives a Corporation Conversion Notice on a date on or prior to the earlier of the Adjustment Date and the date on which a Market Value Trigger has been achieved, such notice shall apply only to shares of Series B Preferred Stock which, on the date of such Corporation Conversion Notice, are convertible into shares of Common Stock that are Freely Tradeable, it being understood that
(x) the Corporation shall be entitled to give a Corporation Conversion Notice which shall apply to all shares of Series B Preferred Stock that are convertible into Freely Tradeable Common Stock on the date of the Corporation Conversion Notice and (y) the Corporation shall be entitled to give a Corporation Conversion Notice from time to time with respect to any remaining shares of Series B Preferred Stock at such time as the shares of Common Stock into which such shares of Series B Preferred Stock are convertible are Freely Tradeable, it being understood that the Corporation shall use all reasonable efforts to assure that there will be no more than two Corporation Conversion Notices given.

         The "ADJUSTMENT PRICE" shall mean on any date the average of the Daily Per Share Prices of the Common Stock for the 10 trading days ending on the trading day immediately preceding such date, provided that if such date is after the third anniversary of the Effective Time (such third anniversary being referred to herein as the "ADJUSTMENT DATE"), the Adjustment Price shall mean the average of the Daily Per Share Prices of the Common Stock for the 10 trading days ending on the trading day immediately preceding the Adjustment Date (the "THIRD ANNIVERSARY ADJUSTMENT PRICE").

         The "DAILY PER SHARE PRICE" of Common Stock on any date shall mean the average of the high and low prices of a share of Common Stock on the New York Stock Exchange or such other securities exchange on which the Common Stock is listed or quoted on such date.

         The "DOLLAR PRICE" shall have the meaning set forth in Section 7.13(a) of the Reorganization Agreement, subject to adjustment as provided below in
Section 7(D) of this Certificate of Designation.

         The "EFFECTIVE TIME" shall have the meaning set forth in Section 2.1 of the Reorganization Agreement.

         The "PRICE TARGET" shall have the meaning set forth in Section 7.13(b) of the Reorganization Agreement, subject to adjustment as provided in Section 7(D) of this Certificate of Designation.

         The "MINIMUM PRICE" shall have the meaning set forth in Section 7.13(c) of the Reorganization Agreement, subject to adjustment as provided below in
Section 7(D).

         The "MARKET VALUE TRIGGER" shall have the meaning set forth in Section 7.13(d) of the Reorganization Agreement. The Corporation shall give written notice (which notice may, but is not required to, be given in a Corporation Conversion Notice) to the holders of shares of the Series B Preferred Stock as soon as practicable upon the achievement of the Market Value Trigger, it being understood that any failure to deliver such notice shall be irrelevant in determining whether the Market Value Trigger has been achieved.

         Series B Preferred Stock shall be deemed to be "FREELY TRADEABLE" to the extent that

         (a) a registration statement on Form S-3 (or other applicable form) is effective with respect to the shares of Common Stock into which the outstanding shares of Series B Preferred Stock are convertible, and will remain effective until the earlier of the date 90 days after such effective date or the date on which all registered shares have been sold or holders request withdrawal of registration; or

         (b) the holder of the Series B Preferred Stock can freely sell the Common Stock into which such Series B Preferred Stock is convertible within 90 days pursuant to Rule 144. It is understood and agreed that, if the Corporation is relying on this clause (b) to satisfy the Market Value Trigger, then, for any holder of shares of Series B Preferred Stock who, after converting such holder's shares into Common Stock, would not be permitted to sell all of such shares of Common Stock within 90 days because of the volume limitations set forth in Rule 144, the Market Value Trigger shall be achieved only with respect to the shares of Series B Preferred Stock that, upon conversion into Common Stock, could be sold within such 90 day period, and shall not be achieved with respect to the remaining shares of Series B Preferred Stock held by such holder (such remaining shares being referred to as the "VOLUME LIMITED SHARES"). The Market Value Trigger shall be deemed to be achieved with respect to any such Volume Limited Shares if the average of the Daily Per Share Prices of Common Stock for any five trading days (whether or not consecutive) during any period of 20 consecutive trading days beginning on or after the ninety-first day following the achievement of a Market Value Trigger with respect to non-Volume Limited Shares, is equal to or greater than the Price Target. Notwithstanding the foregoing, if any Series B Preferred Stock would have been Freely Tradeable if still held by the Initial Holder of such Series B Preferred Stock, then such Series B Preferred Stock shall be deemed Freely Tradeable even if such Series B Preferred Stock has been or later is transferred to a Permitted Transferee. The holders of Series B Preferred Stock will cooperate with the Corporation in any of the Corporation's efforts to register the shares of Common Stock into which the Series B Preferred Stock is convertible.

         (3) If on or after the Adjustment Date (x) any holder of Series B Preferred Stock causes, after the earlier of the 30th day after the Adjustment Date and the 10th day after written notice to the Corporation by such holder of Series B Preferred Stock, the conversion of such Series B Preferred Stock into Common Stock pursuant to Section 6(C) of this Certificate of Designation, (y) the Market Value Trigger has not been achieved and (z) the Corporation has not given a Corporate Conversion Notice, then, notwithstanding Section 6(E)(1) of this Certificate of Designation, each share of Series B Preferred Stock so converted shall be converted into a number of shares of Common Stock equal to the product obtained by multiplying (a) the Initial Conversion Rate (as adjusted pursuant to Section 7(A)-(C) of this Certificate of Designation) by (b) a fraction (which shall in no event be less than 1.00) of which the numerator is the Price Target, and of which the denominator is the Third Anniversary Adjustment Price.

         (4) If the Corporation gives a Corporation Conversion Notice on any date (a) after the first anniversary of the Effective Time, (b) prior to the first date subsequent to such first anniversary on which a Market Value Trigger is achieved and (c) prior to the end of the 60th day following the Adjustment Date, and if, at such time the Adjustment Price is less than the Price Target, then the Corporation shall have the option (by notice given in the Corporation Conversion Notice) to require a portion of the Deliverable Common Stock Amount to be delivered into an escrow account established with Chase Manhattan or another nationally recognized escrow agent selected by the Corporation (the "CONVERSION ESCROW ACCOUNT"), which portion may not exceed the quotient obtained by dividing
(i) the difference equal to (x) the Price Target minus (y) the Adjustment Price by (ii) the Price Target. The Corporation shall be required to repurchase the shares of Common Stock so delivered into the Conversion Escrow Account on the third day (or, if such day is not a business day, then on the next succeeding business day) for an amount per share in cash equal to the Adjustment Price. Notwithstanding anything to the contrary herein, the Corporation shall not be permitted to make the election described in this Section 6(E)(4) unless it has delivered an Officers' Certificate to the effect that, at the time that the applicable Corporation Conversion Notice is given, there has been no Actual Repurchase nor is there a Planned Repurchase that individually or in the aggregate would result in the Actual Ownership being equal to or greater than the Original Ownership. The cash delivered by the Corporation into the Conversion Escrow Account shall be promptly delivered by the escrow agent to the appropriate holders. "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary of the Corporation.

         "ACTUAL OWNERSHIP" means a fraction (x) the numerator of which is the difference equal to the Deliverable Common Stock Amount minus the number of shares of Common Stock to be repurchased by the Corporation pursuant to, as applicable, Section 6(E)(4) or 6(E)(7) and (y) the denominator of which is the total outstanding shares of Common Stock immediately after the applicable repurchase (taking into account any Actual Repurchase and Planned Repurchase).

         "ORIGINAL OWNERSHIP" means a fraction (x) the numerator of which is the Deliverable Common Stock Amount and (y) the denominator of which is the sum of
(I) the total outstanding shares of Common Stock immediately before the applicable conversion and (II) the Deliverable Common Stock Amount (without taking into account any Actual Repurchase and Planned Repurchase).

         "PLANNED REPURCHASE" means any purchase of Common Stock by the Corporation or any affiliate from stockholders (other than holders of Series B Preferred Stock) made within six (6) months after the applicable Corporation Conversion Notice is given and pursuant to a plan which exists at the time such notice is given.

         "ACTUAL REPURCHASE" means any purchase of Common Stock by the Corporation or any affiliate from stockholders (other than holders of Series B Preferred Stock) made within six (6) months prior to the date that the applicable Corporation Conversion Notice is given but only if such purchase is made pursuant to a plan that (i) exists at the time of such purchase and continues through the date of the applicable Corporation Conversion Notice and (ii) that includes the applicable repurchase of shares in the Conversion Escrow Account.

         (5) If the Corporation has not given a Corporation Conversion Notice on or after the Adjustment Date with respect to any shares of Series B Preferred Stock then outstanding, then, prior to the end of the sixtieth (60th) day following the Adjustment Date, the holders of a majority of the shares of Series B Preferred Stock then outstanding may require, by written notice, the Corporation to deliver as soon as practicable a Corporation Conversion Notice with respect to the conversion of all outstanding shares of the Series B Preferred Stock, it being understood that if the Corporation gives a Corporation Conversion Notice within 10 days after receipt by the Corporation of a written notice from a majority of the shares of Series B Preferred Stock then outstanding, then the Corporation shall have the option (by notice given in such Corporation Conversion Notice) to require a portion of the shares of Common Stock that would otherwise be delivered upon conversion of such shares to be delivered into a Conversion Escrow Account in accordance with Section 6(E)(4) of this Certificate of Designation.

         (6) The Corporation shall give a Corporation Conversion Notice immediately prior to the consummation of any Significant Business Transaction.

         A "SIGNIFICANT BUSINESS TRANSACTION" shall mean the sale of all or substantially all of the Corporation's assets to another corporation in a single transaction or series of related transactions or a merger, consolidation or other business combination in which, following such transaction, Common Stock (or, if in such transaction, the holders of the Common Stock receive stock of another corporation, the stock of such other corporation) is not listed on the New York Stock Exchange, NASDAQ or another national securities exchange.

         (7) If the Corporation gives a Corporation Conversion Notice at any time after the first anniversary of the Effective Time and before the end of the 60th day after the Adjustment Date, and if, at such time the Adjustment Price is less than the Minimum Price, then, without limiting the Corporation's rights under Section 6(E)(4) above and notwithstanding Sections 6(D) and 6(E)(1) of this Certificate of Designation, if a majority of the outstanding shares of Series B Preferred Stock subject to such Corporation Conversion Notice elect, the Corporation shall be required to deliver into the Conversion Escrow Account a portion of the Deliverable Common Stock Amount. Such portion shall be equal to a fraction of which the numerator is the Minimum Price minus the Adjustment Price and of which the denominator is the Minimum Price. In determining whether to make the election set forth in the first sentence of this Section 6(E)(7), each holder of such Series B Preferred Stock subject to such Corporation Conversion Notice shall be entitled to request and rely upon an Officers' Certificate to the effect that, at the time that the applicable Corporation Conversion Notice is given, there has been no Actual Repurchase nor is there a

Planned Repurchase that would result in the holder's Actual Ownership being equal to or greater than such holder's Original Ownership. The Corporation shall be required to repurchase the shares of Common Stock so delivered into the Conversion Escrow Account as determined above in this Section 6(E)(7) on the third day after such delivery (or, if such day is not a business day, then on the next succeeding business day) for an amount per share (in cash) or a principal amount per share (in 3-year notes of the Corporation (bearing a market rate of interest to be agreed between the Corporation and the Principal Shareholders and without financial covenants)) equal to the Adjustment Price. The cash or notes delivered by the Corporation into the Conversion Escrow Account shall be promptly delivered by the escrow agent to the appropriate holders.

                  (F) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Common Stock as would become issuable upon the conversion of all shares of Series B Preferred Stock then outstanding.

                  Section 7. Anti-Dilution and Adjustment Provisions.

                  (A) In case the Corporation shall (i) pay a dividend or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Initial Conversion Rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of the Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive immediately following such action had such shares been converted immediately prior thereto. An adjustment made pursuant to this Section 7(A) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (B) In case the Corporation shall consolidate with or merge into any other Person (other than in a transaction constituting a Significant Business Transaction as set forth in Section 6(E)(6) of this Certificate of Designation), then the Initial Conversion Rate in effect at the time of consolidation or merger shall be adjusted so that the holder of any shares of the Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation (or shares or other securities of any person into which such shares of Common Stock have been converted in such consolidation or merger) and the amount of cash or other property which such holder would have owned or have been entitled to receive immediately following such action had such shares been converted immediately prior to such consolidation or merger, assuming such holder of Common Stock failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such consolidation or merger (provided, that if the kind or amount of securities, cash and other property receivable upon such consolidation or merger is not the same for each share of Common Stock held immediately prior to such consolidation or merger by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this subparagraph the kind and amount of securities, cash and other property receivable upon such consolidation or merger by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

                  (C) Notwithstanding the foregoing, the Corporation will not be required to make any adjustment to the Initial Conversion Rate unless such adjustment would result in an increase or decrease of at least 1% in such rate; provided, however, that all smaller adjustments will be carried forward and taken into account in any subsequent adjustment. All adjustments to the Initial Conversion Rate will be calculated to the nearest 1/100 of a share of Common Stock (with 5/1000 of a share being rounded down to the next lower 1/100 of a share).


                  (D) The Price Target, Minimum Price, Dollar Price, Permitted Hedging Lower Price and Permitted Hedging Higher Price as set forth in Section
7.13 of the Reorganization Agreement and for purposes of Section 6(C) and 6(E) of this Certificate of Designation, as the case may be, shall be subject to adjustment from time to time as follows:

         (1) In case the Initial Conversion Rate shall be adjusted pursuant to Section 7(A)-(C) of this Certificate of Designation, the Price Target, Minimum Price, Dollar Price, Permitted Hedging Lower Price and Permitted Hedging Higher Price shall each be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying the Price Target, Minimum Price, Dollar Price, Permitted Hedging Lower Price and Permitted Hedging Higher Price, respectively, by a fraction the numerator of which is the Initial Conversion Rate in effect immediately preceding such adjustment and the denominator of which is the Initial Conversion Rate in effect immediately following such adjustment.

         (2) In case the Corporation shall issue rights or warrants to all holders of Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to Section 8(C) of this Certificate of Designation) of the Common Stock on the record date mentioned below, the Price Target, Minimum Price, Dollar

                  Price, Permitted Hedging Lower Price and Permitted Hedging Higher Price shall each be adjusted so that the same shall equal the number determined by multiplying such prices as in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

                  (x) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price), and of which

                  (y) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus
                  (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

         Such adjustment shall become effective immediately after the record date for the determination of holders entitled to receive such rights and warrants.

         (3) In case the Corporation shall distribute to substantially all holders of Common Stock evidences of indebtedness, equity securities (including equity interests in the Corporation's Subsidiaries (as hereinafter defined)) other than the Common Stock, or other assets (other than cash dividends in an amount not in excess of 200% of the Corporation's regular quarterly cash dividends for the last 4 quarters preceding the date of the Reorganization Agreement, as adjusted for any stock splits, dividends or combinations or other similar events after the date of the Reorganization Agreement), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in Section 7(D)(2) of this Certificate of Designation), then in each such case the Price Target shall be adjusted so that the same shall equal the Price Target in effect on the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive such distribution less the then fair market value (as determined in good faith by the Board of Directors, whose determination thereof shall be conclusive) of the portion of the assets, evidences of indebtedness and equity securities so distributed or of such subscription rights or warrants applicable to one share of Common Stock. As used herein, the term

                  "Subsidiary" means (x) any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other person performing similar functions are at the time directly or indirectly owned by the Corporation or (y) any partnership of which more than 50% of the partnership interests are owned by the Corporation or any Subsidiary. Upon such Price Target adjustment, the Minimum Price, Dollar Price, Permitted Hedging Lower Price and Permitted Hedging Higher Price shall each be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying the Minimum Price, Dollar Price, Permitted Hedging Lower Price and Permitted Hedging Higher Price respectively, by a fraction of which the numerator is the Price Target immediately following such adjustment and of which the denominator is the Price Target immediately prior to such adjustment.

                  Section 8. Fractional Shares.

                  (A) Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

                  (B) No fractional shares of Common Stock will be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional share otherwise issuable in respect of all Series B Preferred Stock of any holder which is converted on any conversion date, such holder shall be entitled to receive an amount in cash equal to the same fraction of the current market price per share (as determined pursuant to Section 8(C) below) of the Common Stock on the second trading day immediately preceding the conversion.

                  (C) For purposes of any computation under Section 7(D) of this Certificate of Designation and this Section 8, the current market price per share of Common Stock on any date shall be deemed to be the average of the high and low prices of a share of Common Stock on the New York Stock Exchange or such other securities exchange on which the Common Stock is listed or quoted on such day for the 10 trading days ending on the trading day prior to such date.

                  Section 9. Waiver.

                  (A) To the fullest extent permitted by law, any provision of this Certificate of Designation may be waived as to the Corporation or any holder or holders of Series B Preferred Stock without the consent of the holders of Common Stock or the other holders of Series B Preferred Stock if, but only if, that waiver is in writing and is signed, in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided that any waiver that would materially adversely affect the preferences, rights or powers of the other holders of Series B Preferred Stock shall also require the prior written consent of the holders of a majority of the Series B Preferred Stock.

                  (B) No failure or delay on the part of the Corporation in exercising any right, power or privilege under this Certificate of Designation shall operate as a waiver, nor shall any single or partial exercise preclude any other or further exercise of any other right, power or privilege.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate this 30th day of July, 2001.


                                        MASCO CORPORATION


                                        By:   /s/ Raymond F. Kennedy
                                              ----------------------------------
                                              Name:   Raymond F. Kennedy
                                              Title:  President


Attest:



By:  /s/ John L. Leekley
   -------------------------------------
      Name:       John L. Leekley
      Title:      Senior Vice President, General
                    Counsel and Secretary